UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

Bluerock Homes Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Hawthorne Property

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2025 by Bluerock Homes Trust, Inc., a Maryland corporation (the “Company”), on April 8, 2025, the Company, through BHM DST Acquisitions, LLC (the “Hawthorne Purchaser”), a Delaware limited liability company and wholly-owned subsidiary of the Company’s operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into a Purchase and Sale Agreement (the “PSA”) with Hawthorne Pines, LLC, a Delaware limited liability company (the “Hawthorne Seller”), an unaffiliated seller, to acquire the Hawthorne Seller’s entire right, title and interest in a 272-unit apartment complex known as Hawthorne at the Pines, located in Aberdeen, North Carolina (the “Hawthorne Property”), for a total purchase price of approximately $56.6 million, subject to certain prorations and adjustments typical in a real estate transaction.

On April 28, 2025, the Company, through the Hawthorne Purchaser, assigned the PSA to an entity wholly owned by BHM OP Holdings, LLC (“Assignee”), which Assignee further assigned the PSA to its wholly owned subsidiary, BR Churchill Downs, DST, a Delaware statutory trust (the “Hawthorne DST”), and the Hawthorne DST closed on the acquisition of the Hawthorne Property pursuant to the PSA. The total purchase price paid for the Hawthorne Property was $56.6 million. The sale was based on arm’s length negotiations with an unaffiliated seller.

Acquisition of Interest in Marble Capital Income and Impact Fund, LP

On April 25, 2025, the Company, through BHM Marble Investor, LLC (the “Marble Investment Purchaser”), a Delaware limited liability company and wholly-owned subsidiary of the Operating Partnership, closed on the acquisition of a limited partnership interest (the “Marble Investment”) in Marble Capital Income and Impact Fund, LP, a Delaware limited partnership (the “Marble Fund”), for a total purchase price of approximately $25 million.

The Marble Fund owns a diversified portfolio of multifamily assets and build to rent multifamily investments located in the United States.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Real Estate Acquired

(i)             Because it is impracticable to provide the required financial statements for the acquired Hawthorne Property described in Item 2.01 at the time of this filing and no financial statements (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before July 14, 2025, by amendment to this Current Report on Form 8-K

(ii)            Because it is impracticable to provide the required financial statements for the acquired Marble Investment described in Item 2.01 at the time of this filing and no financial statements (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before July 11, 2025, by amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

(i)	See paragraph (a)(i) above.

(ii)	See paragraph (a)(ii) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date: May 1, 2025	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer